EXHIBIT 32.1 - CHIEF EXECUTIVE OFFICER CERTIFICATION

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of The Dixie Group, Inc. (the "Company") on Form 10-Q for the period ending September 27, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350 (as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002) that he is the Chief Executive Officer of the Company and that: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.

/s/ DANIEL K. FRIERSON
Daniel K. Frierson, Chief Executive Officer
Date: November 12, 2003

A signed original of this written statement required by Section 906 has been provided to The Dixie Group, Inc. and will be retained by The Dixie Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.